UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 4, 2004

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On August 4, 2004, MatrixOne, Inc. (“MatrixOne” or “the Registrant”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, regarding the announcement of its acquisition of Synchronicity Software, Inc., a Delaware corporation (“Synchronicity”), a provider of electronic design management, team collaboration and intellectual property reuse solutions for the global electronics industry. On August 4, 2004, MatrixOne acquired Synchronicity by means of a merger of Synchronicity Software, Inc. and InSync Merger Corporation, a Delaware corporation and wholly owned subsidiary MatrixOne International, Inc., a Delaware corporation and a wholly owned subsidiary of MatrixOne (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of June 4, 2004 (the “Merger Agreement”).

As a result of the Merger, Synchronicity became a wholly owned subsidiary of the Registrant in exchange for cash consideration of $4.4 million and the issuance of 2.3 million shares (the “Merger Consideration”) of MatrixOne common stock (“MatrixOne Common Stock”). Pursuant to the Merger Agreement, (i) each share of Synchronicity common stock was converted into the right to receive an amount in cash equal to $0.10, (ii) each share of Synchronicity Series A Preferred Stock was converted into the right to receive an amount in cash equal to $0.10, (iii) the Subordinated Secured Convertible Promissory Notes dated July 31, 2003 and January 30, 2004 were converted into the right to receive a number of shares of MatrixOne Common Stock based upon their preferences and outstanding principal and accrued interest, as prescribed in the Merger Agreement, and (iv) each share of Synchronicity Series B, C, D and E Preferred Stock was converted into 0.274, 0.303, 0.087 and 0.263 shares, respectively, of MatrixOne Common Stock. All of the outstanding options to purchase the shares of Synchronicity common stock granted under Synchronicity’s 1996 Stock Option Plan and 1999 Stock Option and Incentive Plan were cancelled and retired.

Pursuant to the Merger Agreement, MatrixOne entered into the Payment, Exchange and Escrow Agreement dated as of August 4, 2004 (the “Payment, Exchange and Escrow Agreement”), providing for the deposit of a portion of the Merger Consideration equal to (i) approximately $546,000 in cash and (ii) seventy percent (70%) of the MatrixOne Common Stock, to be held for the benefit of certain noteholders and stockholders of Synchronicity in accordance with the Merger Agreement. Additionally, MatrixOne entered into the Registration Rights Agreement dated as of August 4, 2004 (the “Registration Rights Agreement”), providing that MatrixOne shall prepare and file a “shelf” Registration Statement on Form S-3 (or such other appropriate form in accordance with the Registration Rights Agreement) to register the MatrixOne Common Stock on September 1, 2004 or as promptly as practicable thereafter. Pursuant to the Registration Rights Agreement, MatrixOne is required to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible after the filing thereof and to keep such Registration Statement continuously effective until such date as is the earlier of (x) the date when all MatrixOne Common Stock covered by such Registration Statement have been sold, (y) the date on which all MatrixOne Common Stock covered by such Registration Statement may be sold without registration pursuant to Rule 144(k) of the Securities Act or (z) the first anniversary of the date such Registration Statement is declared effective.

The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, the Payment, Exchange and Escrow Agreement and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 2.1, 2.2 and 4.1, respectively. Capitalized terms used and not otherwise defined herein have their respective meanings ascribed to them in the Merger Agreement.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired

The financial statements of the acquired business will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information

The pro forma financial information will be filed within 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

(c)	Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 4, 2004 by and among MatrixOne, Inc., MatrixOne International, Inc., Insync Merger Corporation, Synchronicity Software, Inc., the noteholders and certain stockholders of Synchronicity Software, Inc. and James Furnivall as the representative, formerly filed as Exhibit 99.2 to Current Report on Form 8-K dated June 7, 2004.

2.2	Payment, Exchange and Escrow Agreement dated as of August 4, 2004 among MatrixOne, Inc., the Representative, Equiserve Trust Company, N.A., as Exchange Agent and U.S. Bank National Association, as Escrow Agent.

4.1	Registration Rights Agreement dated as of August 4, 2004 by and between MatrixOne, Inc. and the representative of former noteholders and certain stockholders of Synchronicity Software, Inc.

99.1	Press release announcing the acquisition Synchronicity Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: August 10, 2004	By:	/s/ Maurice L. Castonguay
Maurice L. Castonguay Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 4, 2004 by and among MatrixOne, Inc., MatrixOne International, Inc., Insync Merger Corporation, Synchronicity Software, Inc., the noteholders and certain stockholders of Synchronicity Software, Inc. and James Furnivall as the representative, formerly filed as Exhibit 99.2 to Current Report on Form 8-K dated June 7, 2004.

2.2	Payment, Exchange and Escrow Agreement dated as of August 4, 2004 among MatrixOne, Inc., the Representative, Equiserve Trust Company, N.A., as Exchange Agent and U.S. Bank National Association, as Escrow Agent.

4.1	Registration Rights Agreement dated as of August 4, 2004 by and between MatrixOne, Inc. and the representative of former noteholders and certain stockholders of Synchronicity Software, Inc.

99.1	Press release announcing the acquisition Synchronicity Software, Inc.